DG INVESTOR SERIES


                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                                         (412) 288-1900

                                  June 30, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    DG INVESTOR SERIES (the "Trust")
              1933 Act File No. 33-46431
              1940 Act File No. 811-6607


Dear Sir or Madam:

         Pursuant to Rule 497(c) of the Securities Act of 1933, the definitive Prospectuses and Statements of Additional Information of the above referenced Trust dated June 30, 1997, are hereby electronically transmitted.

         There are no changes from the Trust's Prospectuses and Statements filed pursuant to Rule 485(b) as Post-Effective Amendment No. 14 with the Commission on June 26, 1997.

         If you have any  questions  regarding  this  filing,  please call me at
(412) 288-8094.

                                               Very truly yours,



                                               /s/ J. Martin Levine
                                               J. Martin Levine
                                               Compliance Analyst

Enclosures